SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K



                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934



     Date of Report (Date of earliest event reported) November 7, 2001





                      STREICHER MOBILE FUELING, INC.
          (Exact name of registrant as specified in its charter)



                                Florida
              (State or other jurisdiction of incorporation)



             000-21825                     65-0707824
      (Commission File Number) (IRS Employer Identification No.)



          Streicher Mobile Fueling, Inc.
          800 W. Cypress Creek Rd., Suite 580
          Fort Lauderdale, Florida                   33309
          (Address of principal executive office) (Zip Code)



Registrant's telephone number, including area code  (954) 308-4200


ITEM 5.  OTHER EVENTS

On November 7, 2001, the Board of Directors of Streicher Mobile Fueling, Inc.(the "Company") agreed to extend the Warrant exercise period for its Redeemable Common Share Purchase Warrants from December 11, 2001 to December 11, 2002. The 1,150,000 Warrants were issued in the Company's initial public offering in December 1996. Also in connection with the offering, the Company granted to the underwriter for the offering an option to purchase 100,000 shares of common stock and 100,000 warrants (the "Underwriter's Option"). The extension of the exercise period for the Warrants also extends the exercise period for the Underwriter's Option.

Each Warrant entitles the holder to purchase one share of Streicher common stock at an exercise price of $6.90. Pursuant to the Underwriter's Option, the underwriter may purchase the shares of common stock at $9.30 per share and exercise the warrants at $.19375 per warrant. The Company filed a subsequent registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on August 20, 1999. The Form S-3 registered the subsequent resale of the shares of common stock underlying the Warrants and the Underwriter's Option.

Under certain circumstances, the Company may redeem the Warrants for $0.01 per Warrant at any time prior to the expiration date if the average closing bid price of the Company's common stock equals or exceeds $10.50 per share for twenty consecutive trading days.

On November 9, 2001, the Company announced the foregoing extension of the exercise period for the Common Stock Purchase Warrants and the Underwriter's Option in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)     None

  (b)     None

  (c)     Exhibits

          99.1 Press Release dated November 9, 2001

Date:  November 9, 2001            STREICHER MOBILE FUELING, INC.


                                   By:  /s/Richard E. Gathright
                                        Richard E. Gathright, President